UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2022

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement.

On October 20, 2022, Nicholas Financial, Inc., a Florida corporation (“Nicholas”) and indirect wholly-owned subsidiary of Nicholas Financial, Inc., a British Columbia company and the registrant (the “Company”), received a letter from the agent of its lenders, Wells Fargo Bank, N.A. (“Wells Fargo”), notifying Nicholas that it is instituting the default rate of interest in accordance with Section 2.6(c) of the loan and security agreement, dated November 5, 2021, among Nicholas, its parent company and the lenders (the “Loan Agreement”). The default rate of interest is imposed effective as of August 31, 2022 in connection with an event of default that occurred by virtue of Nicholas’ failure to comply with Section 6.3(a) of the Loan Agreement (EBITDA Ratio) for the calendar month ending August 31, 2022. In the letter, the lenders expressly reserve all rights and remedies available under the Loan Agreement. Among those rights and remedies is the ability of the lenders to accelerate all of Nicholas’ obligations under the loan.

The effect of the imposition of the default rate of interest is estimated to be an additional approximately $130,000 in interest payments for the quarter ended September 30, 2022, and an additional approximate $118,000 per month while the default rate remains in place.

The Company is working with Wells Fargo to address the default, which was primarily driven by increases in the provisions for credit losses as the beneficial impact of the government’s COVID-19-related assistance to the Company’s customers subsided. The Company is also negotiating a refinancing opportunity with an alternative source.

Forward-Looking Information

This report contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on management’s current beliefs and assumptions, as well as information currently available to management. When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “would,” “may”, “plan,” “believe”, “intend,” “forecast” and similar expressions are intended to identify forward-looking statements. Such statements, including statements about the future effect of the default under the Loan Agreement and the Company’s refinancing effort are subject to certain risks, uncertainties and assumptions, including but not limited to the risk that the lenders under the Loan Agreement may declare the Company’s obligations under the agreement immediately due and payable and that the Company is unsuccessful in refinancing, and including the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K, and our other filings made with the U.S. Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements included in this report are based on information available to the Company as of the date of filing, and the Company assumes no obligation to update any such forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: October 26, 2022	/s/ Michael Rost
Michael Rost
Chief Executive Officer (Principal Financial Officer)